UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): May 25, 2007 (May 24, 2007)

Psychiatric Solutions, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	0-20488	23-2491707
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
6640 Carothers Parkway, Suite 500, Franklin, Tennessee 37067
(Address of Principal Executive Offices)
(615) 312-5700
(Registrant’s Telephone Number, including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement.
     On May 24, 2007, Psychiatric Solutions, Inc. (the “Company”) entered into a Purchase Agreement pursuant to which it agreed to sell $250 million aggregate principal amount of 7 3/4% Senior Subordinated Notes due 2015 (the “Notes”) to Citigroup Global Markets Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives of the initial purchasers. The Notes will be unsecured senior subordinated indebtedness of the Company and will be fully and unconditionally guaranteed on a senior subordinated basis by substantially all of the Company’s existing and future restricted subsidiaries. Interest on the Notes will accrue at the rate of 7.75% per annum and will be payable semi-annually in arrears on January 15 and July 15, commencing on July 15, 2007. The Notes will mature on July 15, 2015. Proceeds from the issuance of the Notes and borrowings under the Company’s senior secured credit facilities will be used to finance the acquisition of Horizon Health Corporation (“Horizon Health”), repay Horizon Health’s revolving credit facility, tender for the Company’s outstanding 10⅝% Senior Subordinated Notes due 2013 (including the related premium), pay a portion of the outstanding balance under the Company’s existing revolving credit facility and pay related fees and expenses. The Notes will be issued pursuant to the Indenture, dated as of July 6, 2005, with U.S. Bank National Association, as trustee (the “Indenture”), pursuant to which $220 million aggregate principal amount of notes of the same series were previously issued. The closing of the sale of the Notes is expected to occur on May 31, 2007, subject to closing of the acquisition of Horizon Health and other customary conditions. The description of the Purchase Agreement is a summary only and is qualified in its entirety by the terms of the Purchase Agreement, which is attached as Exhibit 4.1 hereto and incorporated herein by reference.
Item 2.03.    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     The information provided under Item 1.01 is incorporated herein by reference.
Item 7.01.    Regulation FD Disclosure.
     The Company is furnishing under Item 7.01 of this Current Report on Form 8-K the unaudited pro forma condensed combined financial information included as Exhibit 99.1 and Exhibit 99.2 to this report. This information, which supersedes the unaudited pro forma condensed combined financial information that previously was included in the Company’s Current Report on Form 8-K, dated May 21, 2007, is disclosed in an offering memorandum that is being furnished to prospective investors in connection with the Company’s private offering of Notes.
     This information is furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Section, unless the Company specifically incorporates it by reference in a document filed under the Securities Act of 1933 or the Securities Exchange Act of 1934. By furnishing this information on this Current Report on Form 8-K, the Company makes no admission as to the materiality of any information in this report that is required to be disclosed solely by reason of Regulation FD.

Item 9.01.    Financial Statements and Exhibits.
            (d)      Exhibits.
4.1	Purchase Agreement, dated as of May 24, 2007, among Psychiatric Solutions, Inc., the subsidiaries named as guarantors thereto, and Citigroup Global Markets Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives of the initial purchasers named therein.

99.1	The section of the offering memorandum entitled “Summary – Summary Unaudited Pro Forma Condensed Combined Financial and Operating Data.”

99.2	The section of the offering memorandum entitled “Unaudited Pro Forma Condensed Combined Financial Information.”

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PSYCHIATRIC SOLUTIONS, INC.
Date: May 25, 2007	By:	/s/ Christopher L. Howard
Christopher L. Howard
Executive Vice President, General Counsel and Secretary

INDEX TO EXHIBITS

Exhibit Number	Description of Exhibits
4.1	Purchase Agreement, dated as of May 24, 2007, among Psychiatric Solutions, Inc., the subsidiaries named as guarantors thereto, and Citigroup Global Markets Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives of the initial purchasers named therein.

99.1	The section of the offering memorandum entitled “Summary – Summary Unaudited Pro Forma Condensed Combined Financial and Operating Data.”

99.2	The section of the offering memorandum entitled “Unaudited Pro Forma Condensed Combined Financial Information.”